SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: February 15, 2004

                                AUTOCARBON, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   005-78248                  33-0976805
 (State of Incorporation)    (Commission File Number)          (IRS Employer
                                                             Identification #)


               126 East 83rd Street, Suite 1B, New York, NY 10028
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (212) 717-4254
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                   136-M Tenth Street, Ramona California 92065
        ----------------------------------------------------------------
        (Former Address of principal executive offices)(Former Zip Code)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

On February 20, 2004, the Registrant authorized the issuance of 31,295,000 shares of its common stock to the shareholders of New Concepts Nutraceuticals, Inc. (New Concepts"), a Delaware corporation, in exchange for all of the issued and outstanding common shares of New Concepts. This issuance when combined with the cancellation of shares issued with respect to the acquisition of Autocarbon, Ltd (See Item 2, below) required a change in control of the Registrant. The Registrant is now controlled by Simon Thurlow, the new President of the Registrant, who owns 30,000,000 shares of common stock, or 71.1% of the Registrant. In connection with this change in control the previous Board of Directors resigned and Simon Thurlow was appointed as the sole Director.


Name                           Age                  Position(s) Held
--------------------------------------------------------------------------
Simon Thurlow                  38                   President and Director

Simon Thurlow, President/Financial Officer and Sole Director

           Mr. Thurlow has been the President/Financial Officer since January 26, 2004 and sole Director of the Registrant since February 15, 2004. He is a member of the bar in the United Kingdom. He has been employed as a part time law clerk for Roger Fidler, Esq., New Jersey since 2001 and the Law Office of Michael S. Krome since February 2003, the Registrant's current Counsel. From 1999 to 2001, Mr. Thurlow was the President of LHW Equities, Inc., a boutique investment banking concern. From 1998 to 1999, he was a vice president of ThurCon Capital Corporation, Inc., a boutique investment banking concern. From 1995 to 1998 he was a registered representative with Bernard Richards Securities, Inc. specializing in bankrupt and distressed companies


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On January 3, 2003, Autocarbon, Inc. (the "Company") entered into a Share Exchange Agreement with Autocarbon Limited, an United Kingdom registered company, pursuant to which the Company has agreed to purchase all of the issued and outstanding capital stock of Autocarbon Limited in exchange for an aggregate of 9,447,160 shares of common stock of the Company. The Share Exchange Agreement contemplated that the closing of the Share Exchange Agreement would take place on or about January 20, 2003. That closing date was subsequently postponed until April 16, 2003. Autocarbon Limited agreed to provide the Company with historical financial statements audited in accordance with US GAAP (the "Financial Statements"). Both parties agree to amend the Share Exchange Agreement to provide that the closing of the Share Exchange Agreement shall occur upon receipt by the Company of the Financial Statements. On April 16, 2003, Autocarbon Limited delivered to the Company the Financial Statements and the Share Exchange Agreement was closed on the same date. Subsequent thereto, on or about October 16, 2003, the Registrant declared the Agreement null and void because the Registrant was unable to obtain the cooperation of Autocarbon Limited in auditing the previously delivered financial statements in accordance with US GAAP.

ITEM 5.    OTHER EVENTS AND REGUALTION FD DISCLOSURE

On May 14, 2004, in accordance with the cancellation of the Share Exchange Agreement with Autocarbon Limited, the registrant retuned to the treasury a total of 9,457,060 shares of common stock of the Registrant.

Effective as of May 31, 2004, the Registrant has 33,056,215 shares of common stock issued and outstanding


ITEM 6.    RESIGNATIONS OF REGISTRANTS DIRECTOR'S

Effective February 15, 2004, Seth Scally and Kimberly Tate resigned as Directors of the registrant. Terry Hunt and James Miller had previously resigned as Directors on or about September 17, 2003. in none of the Directors' letters did they advise the Registrant of any disputes with respect with the Registrant on any matter relating to the Registrant's operations, policies or practices.


SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        By: /s/ Simon Thurlow
                                        ----------------------------
                                                Simon Thurlow
                                                President

Date:  June 7, 2004



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